Exhibit 23

                    [ARTHUR ANDERSEN LLP LETTERHEAD]









     To the Board of Directors of PG&E Corporation:

     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 8, 1999 included in PG&E
     Corporation's Form 10-K for the year ended December, 31, 1998 and to all references to our Firm included in this registration statement.


     Arthur Andersen LLP
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     Arthur Andersen LLP


     San Francisco, California,
     April 23, 1999